Filed Pursuant to Rule 424(b)(5)

Registration No. 333-213218

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 1, 2016)

2,450,000 Shares

Common Shares

We are offering 2,450,000 common shares in a registered direct offering at a negotiated price of $13.00 per share directly to accredited investors pursuant to this prospectus supplement and the accompanying prospectus and subscription agreements with such investors.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “XBIT.” On March 2, 2017, the last reported sale price for our common shares on The NASDAQ Global Select Market was $13.49 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying prospectus.

Investing in our common shares involves risks. Before making an investment decision, you should carefully review the information under “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered Direct Offering Price	$13.00	$31,850,000
Proceeds to XBiotech, Inc. (before expenses)	$13.00	$31,850,000

____________

Delivery of the common shares is expected to be made on or about March 8, 2017.

table of contents

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-5
MARKET PRICE OF OUR COMMON SHARES	S-6
DIVIDEND POLICY	S-6
DILUTION	S-7
PLAN OF DISTRIBUTION	S-8
LEGAL MATTERS	S-9
EXPERTS	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-9
INFORMATION INCORPORATED BY REFERENCE	S-9
PROSPECTUS
ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION	3
PLAN OF DISTRIBUTION	7
MATERIAL INCOME TAX CONSIDERATIONS	8
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	9
DOCUMENTS INCORPORATED BY REFERENCE	9

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Information Incorporated by Reference” and the sections of the accompanying prospectus entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

As permitted by the rules and regulations of the Commission, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission's web site or at the Commission's offices described below under the heading “Where You Can Find Additional Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “XBiotech” are to XBiotech, Inc., a British Columbia corporation, and all references to “we,” “us” or “our” are to XBiotech, Inc. and its subsidiaries.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the assumptions we make about our business and economic model, our dividend policy, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, among other things, statements about the following:

•	our ability to obtain regulatory approval to market and sell Xilonix in the United States, Europe and elsewhere;

•	the initiation, timing, cost, progress and success of our research and development programs, preclinical studies and clinical trials for Xilonix and other product candidates;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to successfully commercialize the sale of Xilonix in the United States, Europe and elsewhere;

•	our ability to recruit sufficient numbers of patients for our future clinical trials for our pharmaceutical products;

•	our ability to achieve profitability;

•	our ability to obtain funding for our operations, including research funding;

•	our ability to identify additional new products using our True Human antibody discovery platform;

•	the implementation of our business model and strategic plans;

•	our ability to develop and commercialize product candidates for orphan and niche indications independently;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding federal, state and foreign regulatory requirements;

•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates;

•	the rate and degree of market acceptance and clinical utility of Xilonix and future products, if any;

•	the timing of and our collaborators’ ability to obtain and maintain regulatory approvals for our product candidates;

•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

S-iii

•	our belief in the sufficiency of our cash flows to meet our needs for at least the next 12 to 24 months;

•	our expectations regarding the timing during which we will be an emerging growth company under the JOBS Act;

•	our ability to engage and retain the employees required to grow our business;

•	our future financial performance and projected expenditures;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available; and

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing.

You should also read the matters described in the “Risk Factors” and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We cannot assure you that the forward-looking statements in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” in this prospectus supplement and under “Documents Incorporated by Reference” and “Where You Can Find Additional Information” in the accompanying prospectus. You also should carefully consider the matters discussed in the section entitled “Risk Factors” in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Company Overview

XBiotech is a fully integrated global biosciences company dedicated to pioneering the discovery, development and commercialization of therapeutic antibodies based on its True Human proprietary technology. Unlike previous generations of antibody therapies, XBiotech’s True Human antibodies are 100 percent human, derived from individuals who possess natural immunity to certain diseases. With discovery and clinical programs across multiple disease areas, XBiotech’s True Human antibodies have the potential to harness the body’s natural immunity to fight disease with increased safety, efficacy and tolerability.

XBiotech is currently advancing a pipeline of antibody therapies to exceed the standards of care in oncology, inflammatory conditions and infectious diseases. The Company's broad pipeline of True Human antibodies are able to potentially deliver unmatched safety and efficacy because they are cloned directly from individual donors who possess natural immunity against certain targeted diseases. As such, True Human antibodies retain their natural physiology and tolerance profile, having passed the rigors of immune selection in the body.

XBiotech's lead product, Xilonix, is a potential breakthrough antibody therapy for patients with advanced colorectal cancer. XBiotech has completed a Phase III clinical trial for treatment of advanced colorectal cancer in the United States with a Fast Track designation by the U.S. Food and Drug Administration (FDA). In Europe, Xilonix Phase III clinical trials have also been completed, and the Company is currently seeking marketing authorization for Xilonix in Europe and has filed a Marketing Authorization Application with European Medicines Agency (EMA).

Since our inception on March 22, 2005 through September 30, 2016, we have funded our operations principally through the sales of equity securities in private and public transactions, which have provided aggregate cash proceeds of approximately $221.9 million. At September 30, 2016, we had a cash balance of $46.8 million and working capital of $42.2 million. We expect to incur significant and increasing operating losses for the foreseeable future as we advance our drug candidates from discovery through preclinical testing and clinical trials and seek regulatory approval and eventual commercialization. In addition to these increasing research and development expenses.

Risks Associated with Our Business

We have never been profitable. We are a clinical-stage pharmaceutical company with no revenue and a limited operating history. We do not have any products approved by regulatory authorities for marketing or commercial sale and have not generated any revenue from product sales, or otherwise, to date, and we continue to incur significant research, development and other expenses related to our ongoing operations. As a result, we have incurred losses in every reporting period since our inception in 2005. As of September 30, 2016, we had an accumulated deficit of $167.0 million.

We expect to continue to incur significant expenses and operating losses for the foreseeable future. We anticipate these losses will increase as we continue the research and development of, and seek regulatory approvals for Xilonix and any of our other product candidates, and potentially begin to commercialize any products that may achieve regulatory approval. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our financial condition. The amount of our future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. If Xilonix or any other product candidate fails in clinical trials or does not gain regulatory approval, or if approved and fails to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. We will need to raise significant additional funding, which may not be available on acceptable terms, if at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations. These risks and others are discussed more fully in the section of the accompanying prospectus entitled “Risk Factors” immediately following the prospectus summary. You should read these risks before you invest in our securities.

S-1

Corporate History

XBiotech Inc. (XBiotech or the Company) was incorporated in Canada on March 22, 2005 and was continued into British Columbia on September 23, 2005. XBiotech USA Inc., a wholly-owned subsidiary of the Company, was incorporated in Delaware, United States in November 2007. XBiotech Schweiz AG, a wholly-owned subsidiary of the Company, was incorporated in Zug, Switzerland in August 2010. XBiotech Japan KK, a wholly-owned subsidiary of the Company, was incorporated in Tokyo, Japan in March 2013. XBiotech GmbH, a wholly-owned subsidiary of the Company, was incorporated in Germany in January 2014.

Our Contact Information

Our executive offices are located at 8201 E. Riverside Drive, Building 4, Suite 100, Austin, Texas. 78744. Our telephone number is (512) 386-2900. Our website address is www.xbiotech.com. Our website and the information contained on our website are not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:

• A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
• An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
• An exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
• Reduced disclosure about our executive compensation arrangements; and
• Exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (a) the last day of the fiscal year during which we have total annual gross revenue of $1.0 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We may choose to take advantage of some of the available benefits under the JOBS Act, and have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information contained in prospectuses from other United States public companies.

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THE OFFERING

Common shares offered by us	2,450,000 shares

Common shares to be outstanding after this offering	35,077,691 shares

Use of Proceeds	We intend to use the net proceeds from this offering to fund the clinical development of Xilonix, fund additional preclinical and regulatory activities for other product candidates, and for other general corporate purposes. See “Use of Proceeds” beginning on page S-5 of this prospectus supplement.

Risk Factors	Investing in our common shares involves a high degree of risk. For a discussion of factors that you should consider before buying our common shares, see the information under “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

NASDAQ Global Select Market symbol	“XBIT”

The number of common shares to be outstanding immediately after this offering is based on 32,627,691 shares outstanding on December 31, 2016 and excludes as of that date:

•	5,172,998 common shares issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $7.92 per share;

•	15,660 common shares reserved for issuance under outstanding warrants with a weighted average exercise price, of $18.02 per share; and

•	3,113,242 additional common shares reserved for future issuance under our stock incentive plans.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

S-3

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our Commission reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus supplement. The risks described in such documents are not intended to be an all-inclusive list of the potential risks relating to an investment in our securities. Any of such risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations. Additional risks and uncertainties not currently known or that are currently considered to be immaterial may also materially and adversely affect our business. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Related to this Offering

Our independent registered public accounting firm may conclude that there is substantial doubt regarding our ability to continue as a going concern.

Regardless of the amount of the net proceeds that we receive from this offering, if any, our independent registered public accounting firm may conclude, in connection with the audit of our consolidated financial statements for the year ended December 31, 2016, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern. If our independent registered public accounting firm issues a “going concern” opinion, it could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we fail to raise sufficient additional capital, we will not be able to completely execute our business plan. As a result, our business would be jeopardized and we may not be able to continue. If we ceased operations, it is likely that purchasers of our common shares would lose their entire investment.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering, as described below in “Use of Proceeds.” Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value of our common shares. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our shareholders.

Future sales of substantial amounts of our common shares, or the possibility that such sales could occur, could adversely affect the market price of our common shares.

Sales of substantial numbers of our common shares in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common shares. The number of common shares offered by us in this offering is equal to approximately 8% of our outstanding common shares as of December 31, 2016. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common shares. Moreover, actual or anticipated downward pressure on the market price of our common shares due to actual or anticipated sales of our common shares could cause some institutions or individuals to engage in short sales of our common shares, which may itself cause the market price of our common shares to decline.

Because we will not declare cash dividends on our common shares in the foreseeable future, shareholders must rely on appreciation of the value of our common shares for any return on their investment.

We have never declared or paid cash dividends on our common shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common shares, if any, will provide a return to investors in this offering.

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USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $31.8 million, after deducting estimated expenses payable by us.

We currently intend to use the net proceeds from this offering to fund the clinical development of Xilonix, fund additional preclinical and regulatory activities for other product candidates, and for other general corporate purposes, including but not limited to expansion of the manufacturing capacity, and sales and marketing activities, including launch of Xilonix if EMA/FDA approval is received.

We have not determined the amount of net proceeds from this offering that we will use specifically for any of the foregoing purposes. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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MARKET PRICE OF OUR COMMON SHARES

Our common shares trade on The NASDAQ Global Select Market under the symbol “XBIT.” The following table sets forth the high and low sale prices per common share on The NASDAQ Global Select Market for the periods indicated:

Year Ended December 31, 2015:	High	Low
Second Quarter (commencing April 15, 2015)	$32.50	$17.06
Third Quarter	$21.80	$13.64
Fourth Quarter	$18.20	$7.17

Year Ended December 31, 2016:
First Quarter	$10.99	$6.36
Second Quarter	$21.40	$9.17
Third Quarter	$25.00	$12.50
Fourth Quarter	$17.03	$8.58

Year Ending December 31, 2017:
First Quarter (through March 2, 2017)	$14.74	$9.36

On March 2, 2017, the last reported sale price of our common shares was $13.79 per share. On December 31, 2016, there were approximately 1,700 holders of record of our common shares. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust or by other entities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common shares. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends in the foreseeable future.

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DILUTION

If you purchase our common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per common share immediately after this offering. Our net tangible book value as of September 30, 2016 was approximately $71,629,000, or approximately $2.21 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of September 30, 2016.

After giving effect to the sale by us of 2,450,000 common shares in this offering at the offering price of $13.00 per share, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $103.4 million or approximately $2.96 per common share. This represents an immediate increase in net tangible book value of approximately $0.75 per share to existing shareholders and an immediate dilution of approximately $10.04 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$13.00
Net tangible book value per share as of September 30, 2016	$2.21
Increase in net tangible book value per share attributable to new investors	$0.75
As adjusted net tangible book value per share as of September 30, 2016, after giving effect to this offering		$2.96
Dilution per share to new investors in the offering		$10.04

The above discussion and table are based on 32,443,792 common shares outstanding as of September 30, 2016 and exclude the following, as of that date:

•	5,221,974 common shares issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $8.48 per share;

•	15,660 common shares reserved for issuance under outstanding warrants with a weighted average exercise price, of $18.02 per share;

•	3,106,149 additional common shares reserved for future issuance under our stock incentive plans.

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PLAN OF DISTRIBUTION

We are offering 2,450,000 of our common shares at an offering price of $13.00 per share. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common shares, recent trends in such price and other factors. The common shares offered hereby are being sold directly to purchasers and not through a placement agent, underwriter or securities broker or dealer, and we are therefore not paying any underwriting discounts, commissions, concessions or similar compensation for the sale and distribution of the common shares being offered hereby.

We intend to enter into subscription agreements with the purchasers covering the sale of the shares offered under this prospectus supplement. A copy of the form of subscription agreement between us and the purchasers will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC. We currently anticipate that closing of the sale of all 2,450,000 common shares offered hereby will take place on or about March 8, 2017. The total proceeds to us, before expenses, will be approximately $31.85 million, assuming that all of the shares offered hereby are purchased by the purchasers. However, there is no minimum offering amount required as a condition to closing in this offering, and therefore the actual total offering proceeds to us, before expenses, may be substantially less. On the closing date, we will issue the common shares to the purchasers and we will receive funds in the amount of the aggregate purchase price of the common shares being sold hereby.

Listing on The NASDAQ Global Select Market

Our common shares are traded on the NASDAQ Global Select Market under the symbol “XBIT.” The Transfer Agent and Registrar for our common shares is American Stock Transfer & Trust Company, LLC.

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LEGAL MATTERS

The validity of the common shares offered hereby is being passed upon by Stikeman Elliott LLP, Vancouver, British Columbia.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Commission under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement is part of a registration statement on Form S-3. The Commission allows this filing to "incorporate by reference" information that we previously have filed with the Commission. This means we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus supplement, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 30, 2016, as amended that certain Form 10-K/A, filed with the Commission on April 15, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the Commission May 13, 2016, August 12, 2016 and November 14, 2016, respectively;

•	our Current Reports on Form 8-K filed with the Commission on January 8, 2016 (excluding portions furnished under Item 7.01), May 3, 2016, May 24, 2016, June 21, 2016, September 26, 2016, December 5, 2016 (as amended on December 6 and 7, 2016), December 16, 2016, and February 8, 2017;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

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•	the description of our common shares contained in our registration statement on Form 8-A filed with the Commission on April 14, 2015 (File No. 001-37347) including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(a), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided in this prospectus or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus supplement but before the termination of the offering of the common shares covered by this prospectus supplement, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available from us upon request. We will provide a copy of any and all of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated), without charge, upon written or oral request. Requests for any of these documents should be directed to:

Investor Relations

XBiotech Inc.

8201 E. Riverside Dr., Building 4, Suite 100

Austin, Texas 78744

(512) 386-2900

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7,000,000

Common Shares

We may offer and issue up to 7,000,000 common shares under this prospectus. The common shares will be offered in amounts, at prices and on terms to be determined based on market conditions and demand at the time of sale and set forth in the final prospectus supplement.

This prospectus provides you with a general description of the common shares that we may offer. Each time we offer common shares, we will provide you with a prospectus supplement that describes specific information about the particular common shares being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section titled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common shares are listed on the NASDAQ Global Select Market under the symbol “XBIT”. On August 18, 2016, the closing price of our common shares on the NASDAQ Global Select Market was US$15.10 per share. Our principal executive offices are located at 8201 E. Riverside Drive, Building 4, Suite 100, Austin, Texas 78744, and our telephone number is (512) 386-2900.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2016.

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Table of Contents

PROSPECTUS
ABOUT THIS PROSPECTUS	i
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	3
DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION	3
PLAN OF DISTRIBUTION	7
MATERIAL INCOME TAX CONSIDERATIONS	8
LEGAL MATTERS	8
EXPERTS	8
WHERE YOU CAN FIND ADDITIONAL INFORMATION	9
DOCUMENTS INCORPORATED BY REFERENCE	9

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the common shares described in this prospectus in one or more offerings. The specific terms of the common shares to be offered in a particular offering will be set out in the applicable prospectus supplement and may include, where applicable, the number of common shares offered, the issue price, if any, and any other terms specific to the common shares being offered.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any applicable prospectus supplement, and the additional information described below under “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and any final prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any common shares and is not soliciting an offer to buy common shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “XBiotech,” the “Company,” “we,” “us,” and “our” refer to XBiotech Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

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PROSPECTUS SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Overview

XBiotech Inc. is a clinical-stage biopharmaceutical company engaged in discovering and developing True Human monoclonal antibodies for treating a variety of different diseases. True Human monoclonal antibodies are those which occur naturally in human beings-as opposed to being derived from animal immunization technologies or otherwise engineered. We believe that naturally occurring monoclonal antibodies have the potential to be safer and more effective than their non-naturally occurring counterparts. While primarily focused on bringing our lead product candidate, Xilonix, to market, we have also developed a proprietary True Human monoclonal antibody discovery platform and manufacturing system.

Corporate Information

XBiotech Inc. (XBiotech or the Company) was incorporated in Canada on March 22, 2005. XBiotech USA Inc., a wholly-owned subsidiary of the Company, was incorporated in Delaware, United States in November 2007. XBiotech Schweiz AG, a wholly-owned subsidiary of the Company, was incorporated in Zug, Switzerland in August 2010. XBiotech Japan KK, a wholly-owned subsidiary of the Company, was incorporated in Tokyo, Japan in March 2013. XBiotech GmbH, a wholly-owned subsidiary of the Company, was incorporated in Germany in January 2014.

The Company’s headquarters are located in Austin, Texas.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
•	An exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	Reduced disclosure about our executive compensation arrangements; and
•	Exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a shareholder approval of any golden parachute arrangements.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of: (a) the last day of the fiscal year during which we have total annual gross revenue of $1.0 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the effective date of the registration statement of which this prospectus forms a part; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We may choose to take advantage of some of the available benefits under the JOBS Act, and have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information contained in prospectuses from other United States public companies.

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RISK FACTORS

An investment in our common shares involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our common shares. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any common shares pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus, including, without limitation, statements regarding the assumptions we make about our business and economic model, our dividend policy, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, among other things, statements about the following:

•	our ability to obtain regulatory approval to market and sell Xilonix in the United States, Europe and elsewhere;

•	the initiation, timing, cost, progress and success of our research and development programs, preclinical studies and clinical trials for Xilonix and other product candidates;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to successfully commercialize the sale of Xilonix in the United States, Europe and elsewhere;

•	our ability to recruit sufficient numbers of patients for our future clinical trials for our pharmaceutical products;

•	our ability to achieve profitability;

•	our ability to obtain funding for our operations, including research funding;

•	our ability to identify additional new products using our True Human antibody discovery platform;

•	the implementation of our business model and strategic plans;

•	our ability to develop and commercialize product candidates for orphan and niche indications independently;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our expectations regarding federal, state and foreign regulatory requirements;

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•	the therapeutic benefits, effectiveness and safety of our product candidates;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products and product candidates;

•	the rate and degree of market acceptance and clinical utility of Xilonix and future products, if any;

•	the timing of and our collaborators’ ability to obtain and maintain regulatory approvals for our product candidates;

•	our expectations regarding market risk, including interest rate changes and foreign currency fluctuations;

•	our belief in the sufficiency of our cash flows to meet our needs for at least the next 12 to 24 months;

•	our expectations regarding the timing during which we will be an emerging growth company under the JOBS Act;

•	our ability to engage and retain the employees required to grow our business;

•	our future financial performance and projected expenditures;

•	developments relating to our competitors and our industry, including the success of competing therapies that are or become available; and

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing.

You should also read the matters described in the “Risk Factors” and the other cautionary statements made in this prospectus and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus and the documents incorporated by reference herein completely.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our common shares will be used for working capital and general corporate purposes, including, but not limited to, progressing our research and development programs, as well as supporting our clinical programs and manufacturing activities.

More specific allocations may be included in a prospectus supplement relating to a specific offering of common shares. All expenses relating to an offering of common shares and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL, COMMON SHARES AND RELATED INFORMATION

Authorized and Outstanding Stock

Our authorized share capital as described in our articles consists of an unlimited number of common shares and preferred shares without par value.

As of September 30, 2016, 32,443,792 shares of the registrant’s common shares were outstanding.

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Voting Rights

Holders of common shares are entitled to one vote in respect of each common share held at any meeting of the Company. Except as otherwise provided with respect to any particular series of preferred shares and except as otherwise required by law, the registered holders of preferred shares shall not be entitled as a class to receive notice of or to attend to vote at any meetings of the Company.

Under our articles, the holders of our common shares will be entitled to one vote for each common share held on all matters submitted to a vote of the shareholders, including the election of directors. Our articles do not provide for cumulative voting rights. Because of this, the holders of a plurality of our common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to the BCBCA, and subject to the prior rights of any holders of preferred shares, the holders of the common shares in the absolute discretion of the directors, shall be entitled to receive, and the Company shall pay thereon, out of moneys of the Company properly applicable to the payment of dividends, when declared by the directors, only such dividends as may be declared from time to time in respect of the common shares. The preferred shares are entitled to preference over the common shares with respect to the payment of dividends. We have not paid any dividends since our incorporation. At the discretion of our board of directors, we will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements.

Liquidation Rights

Subject to the prior payment to the holders of the preferred shares described below, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of the assets of the Company among its shareholders, the holders of the shares of our common shares shall be entitled to share pro rata in the distribution of the balance of the assets. The preferred shares shall be entitled to a preference over the common shares with respect to the distribution of assets of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs; and the preferred stock may be given such other preference not inconsistent with our articles.

Corporate Governance

Under the BCBCA, we are required to hold a general meeting of our shareholders at least once every year, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. Under our articles, the location of the shareholders meeting shall be anywhere in North America, as determined by the directors. Subject to limited exceptions under the BCBCA, a notice specifying the date, time and location of a shareholders meeting must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days prior to the meeting and not more than 2 months before the meeting.

Under our articles, all business transacted at a special meeting of shareholders that is not an annual general meeting, except business relating to the conduct of or voting at the meeting, is deemed to be special business. At an annual general meeting, all business is special business except for the following: (a) business relating to the conduct of or voting at the meeting; (b) consideration of any financial statements of XBiotech presented to the meeting; (c) consideration of any reports of the directors or auditor; (d) the setting or changing of the number of directors; (e) the election or appointment of directors; (f) the appointment of an auditor; (g) the setting of the remuneration of an auditor; (h) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and (i) any other business which, under our articles or the BCBCA, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

Notice of a meeting of shareholders at which special business is to be transacted must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the meeting; or

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(ii)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice, during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

Under our articles, our board of directors has the power at any time to call a meeting of our shareholders. In addition, subject to the requirements of the BCBCA, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition. If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us, unless otherwise resolved by a majority of shareholders at the meeting.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.

Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person, an “offeror”, to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those takeover bid requirements noted above, the acquisition of our shares may trigger the application of statutory regimes including among others, the Investment Canada Act (Canada) and the Competition Act (Canada).

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year, after any such acquisition, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

This legislation also requires any person who intends to acquire our common shares to file a pre-closing notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of our common shares. If a person (and its affiliates) already owns 20% or more of our common shares, a notification must be filed when the acquisition of additional shares would bring that person’s holdings to over 50%. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of a statutory waiting period, unless the Commissioner provides written notice that she does not intend to challenge the acquisition.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Industry Canada. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act, the acquisition of control of us (either through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian who is a World Trade Organization member country investor, including a US investor, would be reviewable only if our enterprise value was equal to or greater than a specified amount. Currently, the specified amount for is CAD$600 million, but will eventually increase to CAD$1.0 billion. We believe that we are not a cultural business for Investment Canada Act purposes and that the lower threshold for reviews of acquisitions of such businesses does not apply. The threshold amount is subject to an annual adjustment on the basis of a prescribed formula in the Investment Canada Act to reflect changes in Canadian gross domestic product.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established

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that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the new national security regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis, subject to certain limitation provisions. The government has the power in a national security review to direct that the investment not be implemented, to direct that the investor provide undertakings or the investor implement the investment on prescribed terms or conditions and to order the investor to divest itself of the investment.

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital or which would affect the remittance of dividends or other payments by us to non-Canadian holders of our common shares or preferred shares, other than withholding tax requirements.

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Actions Requiring a Special Majority

Under the BCBCA and our articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing not less than 66   2 3 % of those votes cast in respect of a shareholder vote addressing such matter. Subject to the BCBCA, those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include among others, resolutions: (i) to alter its articles or authorized share structure; (ii) to remove a director before the expiry of his or her term; and (iii) to provide for a sale, lease or exchange of all or substantially all of the Company’s property.

Shareholder Proposals

Under the BCBCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting.

Advance Notice Provisions

Our articles contain provisions (the “Advance Notice Provisions”) which provide that advance notice to the Company must be made and the procedures set out in the articles must be followed for persons to be eligible for election to the our board of directors. Nomination of persons for election to the board of directors may only be made at an annual meeting of shareholders or at a special meeting of shareholders called for any purpose which includes the election of directors.

Among other things, the Advance Notice Provisions fix a deadline by which holders of record of common shares must submit director nominations to us prior to any annual or special meeting of shareholders and set forth the specific information that a shareholder must include in the written notice to the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Provisions.

In the case of an annual meeting of shareholders, notice to us must be made not less than 30 or more than 65 days prior to the date of the annual meeting; provided, however, that if the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to us must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The board of directors may, in its sole discretion, waive any requirement of the Advance Notice Provisions.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common shares is American Stock Transfer & Trust Company, LLC . (“AST”). The address for AST is 6201 15th  Avenue, Brooklyn, New York 11219 and its telephone number is (718) 921-8206.

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PLAN OF DISTRIBUTION

We may sell common shares in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

A prospectus supplement relating to an offering of common shares will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the common shares (or the manner of determination of the purchase price if offered on a non-fixed price basis) and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters may acquire the common shares for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common shares may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, any obligation of the underwriters to purchase any common shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such common shares if any are purchased.

In connection with underwritten offerings of the common shares and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when common shares originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we may sell such common shares to the dealer, as principal. The dealer may then resell the common shares to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Common shares may be sold directly by us to one or more institutional purchasers, or through agents designated by us, from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the common shares in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

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Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us and our affiliates from time to time in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

 Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Any common shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. Any underwriters to whom we sell common shares for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the common shares.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the common shares by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of common shares, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of the common shares offered by such prospectus supplement, including the applicability and effect of state, local and non-U.S. or Canadian tax laws, as well as U.S. and Canadian federal tax laws.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the common shares offered hereby will be passed upon for us by by Stikeman Elliott LLP, Vancouver, British Columbia. Certain legal matters in connection with securities being offered hereby will be passed upon by counsel for any underwriters, dealers or agents as may be specified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.xbiotech.com , go to Investors & News/SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. You may also read and copy materials that we file with SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016, as amended that certain Form 10-K/A, filed with the SEC on April 15, 2016 ;

(b)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, filed with the SEC on May 13, 2016 and August 12, 2016, respectively;

(c)	our Current Reports on Form 8-K filed with the SEC on January 8, 2016, May 3, 2016, May 24, 2016 and June 21, 2016;

(d)

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(e)	the description of our common shares contained in our registration statement on Form 8-A Form filed with the SEC on April 14, 2015 (File No. 001-37347) including any amendment or report filed for purposes of updating such description.

 In addition, all documents filed by us under Sections 13(a), 13(a), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided in this prospectus or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus but before the termination of the offering of the common shares covered by this prospectus, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

Requests for any of these documents should be directed to:

Investor Relations

XBiotech Inc.

8201 E. Riverside Dr., Building 4, Suite 100

Austin, Texas

(512) 386-2900

9

2,450,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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March 3, 2017